                                                                    EXHIBIT 4.1

================================================================================




                       THE MAY DEPARTMENT STORES COMPANY,
                            A NEW YORK CORPORATION,


                       THE MAY DEPARTMENT STORES COMPANY,
                      A DELAWARE CORPORATION, AS GUARANTOR

                                      AND


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   AS TRUSTEE



                           __________________________

                           GUARANTEED DEBT SECURITIES
                           __________________________



                                   INDENTURE

                            DATED AS OF JUNE 17, 1996

                                   _________





================================================================================

                       The May Department Stores Company
             Reconciliation and tie between Trust Indenture Act of
                1939 and Indenture, dated as of June 17, 1996

Trust         Indenture
  Act         Section                                              Indenture Section
Section  310  (a)(1)  . . . . . . . . . . . . . . . . . . . . . .  609
              (a)(2)  . . . . . . . . . . . . . . . . . . . . . .  609
              (a)(3)  . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
              (a)(4)  . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
              (b) . . . . . . . . . . . . . . . . . . . . . . . .  608
                                                                   610
Section  311  (a) . . . . . . . . . . . . . . . . . . . . . . . .  613(a)
              (b) . . . . . . . . . . . . . . . . . . . . . . . .  613(b)
              (b)(2)  . . . . . . . . . . . . . . . . . . . . . .  703(a)(2)
                                                                   703(b)
Section  312  (a) . . . . . . . . . . . . . . . . . . . . . . . .  701
                                                                   702(a)
              (b) . . . . . . . . . . . . . . . . . . . . . . . .  702(b)
              (c) . . . . . . . . . . . . . . . . . . . . . . . .  702(c)
Section  313  (a) . . . . . . . . . . . . . . . . . . . . . . . .  703(a)
              (b) . . . . . . . . . . . . . . . . . . . . . . . .  703(b)
              (c) . . . . . . . . . . . . . . . . . . . . . . . .  703(a), 703(b)
              (d) . . . . . . . . . . . . . . . . . . . . . . . .  703(c)
Section  314  (a) . . . . . . . . . . . . . . . . . . . . . . . .  704
              (b) . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
              (c)(1)  . . . . . . . . . . . . . . . . . . . . . .  102
              (c)(2)  . . . . . . . . . . . . . . . . . . . . . .  102
              (c)(3)  . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
              (d) . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
              (e) . . . . . . . . . . . . . . . . . . . . . . . .  102
Section  315  (a) . . . . . . . . . . . . . . . . . . . . . . . .  601(a)
              (b) . . . . . . . . . . . . . . . . . . . . . . . .  602
                                                                   703(a)(6)
              (c) . . . . . . . . . . . . . . . . . . . . . . . .  601(b)
              (d) . . . . . . . . . . . . . . . . . . . . . . . .  601(c)
              (d)(1)  . . . . . . . . . . . . . . . . . . . . . .  601(a)(1)
              (d)(2)  . . . . . . . . . . . . . . . . . . . . . .  601(c)(2)
              (d)(3)  . . . . . . . . . . . . . . . . . . . . . .  601(c)(3)
              (e) . . . . . . . . . . . . . . . . . . . . . . . .  514
Section  316  (a) . . . . . . . . . . . . . . . . . . . . . . . .  101
              (a)(1)(A) . . . . . . . . . . . . . . . . . . . . .  502
                                                                   512
              (a)(1)(B) . . . . . . . . . . . . . . . . . . . . .  513
              (a)(2)  . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
              (b) . . . . . . . . . . . . . . . . . . . . . . . .  508
Section  317  (a)(1)  . . . . . . . . . . . . . . . . . . . . . .  503
              (a)(2)  . . . . . . . . . . . . . . . . . . . . . .  504
              (b) . . . . . . . . . . . . . . . . . . . . . . . .  1003
Section  318  (a) . . . . . . . . . . . . . . . . . . . . . . . .  107

- -------------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture

                               TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----


ARTICLE ONE        DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION  . . . . . . . . . . . . . .    1
  SECTION 101.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                   Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                   Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                   Authorized Newspaper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                   Bearer Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                   Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                   Board Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                   Book-Entry Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   Company Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   Company Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   Consolidated Net Tangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   Corporate Trust Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   Coupon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   Dollar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   ECU  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   Foreign Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                   Funded Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                   Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                   Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                   Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                   Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                   Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                   Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                   Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                   Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                   Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                   Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                   New York Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                   Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                   Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                   Original Issue Discount Security . . . . . . . . . . . . . . . . . . . . . . . . . .    7



                   Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                   Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                   Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                   Place of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                   Predecessor Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   Registered Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   Regular Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   Required Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   Restricted Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   Secured Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   Security Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   Special Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   Unrestricted Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                   Vice President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   Voting Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   Wholly-Owned Restricted Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . .   11

  SECTION 102.     Form of Documents Delivered to Trustee . . . . . . . . . . . . . . . . . . . . . . .   11
  SECTION 103.     Acts of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  SECTION 104.     Notices, Etc., to Trustee and Company  . . . . . . . . . . . . . . . . . . . . . . .   14
  SECTION 105.     Notice to Holders; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  SECTION 106.     Conflict with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . .   15
  SECTION 107.     Effect of Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . .   16
  SECTION 108.     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  SECTION 109.     Separability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  SECTION 110.     Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  SECTION 111.     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
  SECTION 112.     Moneys of Different Currencies to be Segregated  . . . . . . . . . . . . . . . . . .   16
  SECTION 113.     Payment to be in Proper Currency . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE TWO        SECURITY FORMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  SECTION 201.     Forms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  SECTION 202.     Form of Trustee's Certificate of Authentication  . . . . . . . . . . . . . . . . . .   18
  SECTION 203.     Securities in Global Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE THREE      THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18


  SECTION 301.     Amount Unlimited; Issuable in Series . . . . . . . . . . . . . . . . . . . . . . . .   18
  SECTION 302.     Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  SECTION 303.     Execution, Authentication, Delivery and Dating . . . . . . . . . . . . . . . . . . .   22
  SECTION 304.     Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
  SECTION 305.     Registration, Registration of Transfer and Exchange  . . . . . . . . . . . . . . . .   25
  SECTION 306.     Mutilated, Destroyed, Lost and Stolen Securities . . . . . . . . . . . . . . . . . .   29
  SECTION 307.     Payment of Interest; Interest Rights Preserved . . . . . . . . . . . . . . . . . . .   30
  SECTION 308.     Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  SECTION 309.     Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  SECTION 310.     Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

ARTICLE FOUR       SATISFACTION, DISCHARGE AND DEFEASANCE . . . . . . . . . . . . . . . . . . . . . . .   33
  SECTION 401.     Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . .   33
  SECTION 402.     Application of Trust Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  SECTION 403.     Satisfaction, Discharge and Defeasance of Securities of Any Series . . . . . . . . .   35

ARTICLE FIVE       REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  SECTION 501.     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  SECTION 502.     Acceleration of Maturity; Rescission and Annulment . . . . . . . . . . . . . . . . .   40
  SECTION 503.     Collection of Indebtedness and Suits for Enforcement by Trustee  . . . . . . . . . .   41
  SECTION 504.     Trustee May Enforce Claims Without Possession of Securities  . . . . . . . . . . . .   42
  SECTION 505.     Application of Money Collected . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  SECTION 506.     Limitation on Suit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  SECTION 507.     Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . .   43
  SECTION 508.     Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  SECTION 509.     Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  SECTION 510.     Control by Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  SECTION 511.     Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  SECTION 512.     Waiver of Stay or Extension Laws . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  SECTION 513.     Judgment Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

ARTICLE SIX        THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  SECTION 601.     Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  SECTION 602.     Not Responsible for Recitals or Issuance of Securities . . . . . . . . . . . . . . .   47
  SECTION 603.     May Hold Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  SECTION 604.     Money Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  SECTION 605.     Compensation and Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

  SECTION 606.     Resignation and Removal; Appointment of Successor  . . . . . . . . . . . . . . . .     48
  SECTION 607.     Acceptance of Appointment by Successor . . . . . . . . . . . . . . . . . . . . . .     50
  SECTION 608.     Merger, Conversion, Consolidation or Succession to Business  . . . . . . . . . . .     51
  SECTION 609.     Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     51

ARTICLE SEVEN      CONSOLIDATION, MERGER OR SALE  . . . . . . . . . . . . . . . . . . . . . . . . . .     52
  SECTION 701.     Consolidation, Merger or Sale  . . . . . . . . . . . . . . . . . . . . . . . . . .     52
  SECTION 702.     Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . .     52

ARTICLE EIGHT      SUPPLEMENTAL INDENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     53
  SECTION 801.     Supplemental Indentures Without Consent of Holders . . . . . . . . . . . . . . . .     53
  SECTION 802.     Supplemental Indentures with Consent of Holders  . . . . . . . . . . . . . . . . .     54
  SECTION 803.     Execution of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . .     56
  SECTION 804.     Effect of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . .     56
  SECTION 805.     Conformity with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . .     56
  SECTION 806.     Reference in Securities to Supplemental Indentures . . . . . . . . . . . . . . . .     56

ARTICLE NINE       COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     57
  SECTION 901.     Payment of Principal, Premium and Interest . . . . . . . . . . . . . . . . . . . .     57
  SECTION 902.     Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . .     57
  SECTION 903.     Money for Securities Payments to be Held in Trust  . . . . . . . . . . . . . . . .     58
  SECTION 904.     Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
  SECTION 905.     Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     60
  SECTION 906.     Payment of Taxes and Other Claims. . . . . . . . . . . . . . . . . . . . . . . . .     63
  SECTION 907.     Maintenance of Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     63
  SECTION 908.     [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     64
  SECTION 909.     [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     64
  SECTION 910.     Restriction on Permitting Restricted Subsidiaries to Become
                   Unrestricted Subsidiaries and Unrestricted Subsidiaries to
                   Become Restricted Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . .     64
  SECTION 911.     Waiver of Covenant.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     65
  SECTION 912.     Statements as to Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . .     66

ARTICLE TEN        REDEMPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     66
  SECTION 1001.    Applicability of Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
  SECTION 1002.    Election to Redeem; Notice to Trustee. . . . . . . . . . . . . . . . . . . . . . .     66



  SECTION 1003.    Selection by Trustee of Securities to be Redeemed. . . . . . . . . . . . . . . . . .   67
  SECTION 1004.    Notice of Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
  SECTION 1005.    Deposit of Redemption Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
  SECTION 1006.    Securities Payable on Redemption Date. . . . . . . . . . . . . . . . . . . . . . . .   68
  SECTION 1007.    Securities Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

ARTICLE ELEVEN     SINKING FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
  SECTION 1101.    Applicability of Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
  SECTION 1102.    Satisfaction of Sinking Fund Payments With Securities. . . . . . . . . . . . . . . .   70
  SECTION 1103.    Redemption of Securities for Sinking Fund  . . . . . . . . . . . . . . . . . . . . .   70

ARTICLE TWELVE  GUARANTEE OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
 SECTION 1201.     Unconditional Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
 SECTION 1202.     Execution of Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
 SECTION 1203.     Assumption by Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73


         INDENTURE, dated as of June 17, 1996, among THE MAY DEPARTMENT STORES COMPANY, a corporation duly organized and existing under the laws of the State of New York (herein called "Company"), having its principal office at St. Louis, Missouri, THE MAY DEPARTMENT STORES COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor"), and The First National Bank of Chicago, a national banking association duly incorporated and existing under the laws of the United States of America (herein called the "Trustee").

                            RECITALS OF THE COMPANY

         WHEREAS, the Company and the Guarantor have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company's debt securities (the "Securities"), to be issued in one or more series as provided herein.

         WHEREAS, all things necessary to make this Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.     Definitions.

                 For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as to any computation required or permitted pursuant to, and relating to any covenant of the Company contained in, any indenture supplemental hereto relating to any series of Securities, which such computation (unless otherwise provided in such supplemental indenture) shall be made in accordance with generally accepted accounting principles as are generally accepted at the date of such supplemental indenture, or except as otherwise herein or in any indenture supplemental hereto expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

                          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                 Certain terms, used principally in Article Six, are defined in that Article.

                 "Act", when used with respect to any Holder, has the meaning specified in Section 104.

                 "Affiliate" of any specified Person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Authorized Newspaper" means a newspaper of general circulation in the place of publication, printed in the official language of the country of publication and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized newspaper are authorized or required hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

                 "Bearer Security" means any Security in the form of bearer securities established pursuant to Section 201 which is payable to bearer and is not a Registered Security.

                 "Board of Directors" of any corporation means either the Board of Directors of such corporation, the Executive Committee or any other duly authorized committee of that Board.

                 "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Book-Entry Security" means a security evidencing all or part of a series of Securities, issued to the Depositary for such series of Securities in accordance with Section 303, and bearing the legend prescribed in
Section 303.

                 "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or the Corporate Trust Office are authorized or obligated by law to close.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the board performing such duties at such time.

                 "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

                 "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                 "Consolidated Net Tangible Assets" means (a) the total amount of assets (less applicable reserves and other properly deductible items) which under generally accepted accounting principles would be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries after deducting therefrom (i) all liabilities and liability items including amounts in respect of obligations under leases, which under generally accepted accounting principles would be included on such balance sheet, except Funded Debt, capital stock and surplus, surplus reserves and deferred income taxes and deferred investment tax credit, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under generally accepted accounting principles would be included on such consolidated balance sheet, less (b) the amount which would be so included on such consolidated balance sheet for Investments (less applicable reserves) (x) made in Unrestricted Subsidiaries or (y) made in corporations while they were Unrestricted Subsidiaries but which at the time of computation are not Subsidiaries of the Company.

                 "Corporate Trust Office" means the principal office of the Trustee in the City of Chicago, at which at any particular time its corporate trust business shall be administered, which office at the date of initial execution of this Indenture, as to the Trustee, is One First National Plaza, Suite 0126, Chicago, Illinois, 60670-0126; except that with respect to the presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, The City of New York at which at any particular time its corporate agency business shall be conducted, which office at the date of initial execution of this Indenture, as to the Trustee, is 14 Wall Street, 8th Floor - Window #2, New York, New York 10005, Attention: Corporate Trust Administration.

                 "Corporation" includes corporations, associations, companies and business trusts.

                 "Coupon" means any interest in coupon appertaining to any Security.

                 "Defaulted Interest" has the meaning specified in Section 307.

                 "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in global form, including Book-Entry Securities, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such person "Depositary" shall be a collective reference to such Persons. "Depositary" as used with respect to the Debt Securities of any such series shall mean the Depositary with respect to the Debt Securities of that series.

                 "Dollar" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                 "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

                 "Event of Default" has the meaning specified in Section 501.

                 "Foreign Currency" means a currency issued by the government of any country other than the United States of America.

                 "Funded Debt" means (i) all indebtedness which by its terms matures more than 12 months after the time of the computation of the amount thereof or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than 12 months after the time of the computation of the amount thereof, (ii) all guarantees, direct or indirect, of any such indebtedness or of any such obligations of others or of dividends, other than any guarantee in connection with the sale or discount by the Company or any Restricted Subsidiary of accounts receivable, trade acceptances, and other paper arising in the ordinary course of business, and other than guarantees of such indebtedness or any such obligations of others which are included in clauses (i) or (iii) of this definition, and (iii) in the case of any Subsidiary, all Preferred Stock of such Subsidiary, taken at the greater of its voluntary or involuntary liquidation price at the time of any calculation hereunder, but exclusive of accrued dividends, if any; provided that any obligations in respect of lease rentals, whether or not such obligations would be included as liabilities on a consolidated balance sheet of the Company and its Restricted Subsidiaries, shall not be included in Funded Debt. For the purposes of this definition the term "indebtedness", when used at any date with respect to the principal outstanding amount of the Securities, shall mean the principal amount of the Securities that could be declared due and payable on that date pursuant to Section 502. The Company or any Restricted Subsidiary shall be deemed to have assumed Funded Debt secured by any Mortgage upon any of its property or assets whether or not it has actually done so.

                 "Guarantee" means the Guarantor's unconditional guarantee of the payment of the amounts owed with respect to the Securities as more fully described in Article Twelve.

                 "Guarantor" means the person named as the "Guarantor" in the first paragraph of this instrument together with any additional Person who shall execute a supplemental indenture pursuant to which it shall guarantee under this Indenture any Securities, in each case, until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor corporation.

                 "Holder" means, with respect to a Registered Security, a person in whose name a Security is registered in the Security Register and, with respect to a Bearer Security (or any temporary Global Security), and/or Coupons, the bearer thereof.

                 "Indebtedness" means (i) all items of indebtedness or liability (except capital and surplus) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which indebtedness is to be determined, (ii) indebtedness secured by any Mortgage existing on property owned subject to such Mortgage, whether or not the indebtedness secured thereby shall have been assumed, and (iii) guarantees, endorsements (other than for purposes of collection) and other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, unless the amount thereof is included in indebtedness under the preceding clauses (i) or (ii); provided that any obligations in respect of lease rentals, whether or not such obligations would be included as liabilities on a consolidated balance sheet of the Company its Restricted Subsidiaries, shall not be included in Indebtedness. For the purposes of this definition the term "indebtedness", when used at any date with respect to the principal outstanding amount of the Securities, shall mean the principal amount of the Securities that could be declared due and payable on that date pursuant to
Section 502.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

                 "Interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

                 "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

                 "Investments" means and includes all investments, whether by acquisition of stock or indebtedness, or by loan, advance, transfer of property, capital contribution or otherwise, made by the Company or by any Restricted Subsidiary, and shall include all guarantees, direct or indirect, by the Company or any Restricted Subsidiary of any Indebtedness of an Unrestricted Subsidiary which by its term matures 12 months or less from the time of computation of the amount thereof to the extent not included as a liability or liability item on the consolidated balance sheet of the Company and its Restricted Subsidiaries, but shall not include accounts receivable of the Company or of any Restricted Subsidiary arising from the sale of merchandise in the ordinary course of business.

                 "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                 "Mortgage" means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

                 "New York Business Day" means each weekday which is not a day on which banking institutions in New York City are authorized or obligated by law to close.

                 "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Controller, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of such corporation, and delivered to the Trustee.

                 "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

                 "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502.

                 "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                     (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                    (ii) Securities for whose payment or redemption (a) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities or (b) U.S. Government Obligations or Foreign Government Securities as contemplated by Section 403 in the necessary amount have been theretofore deposited with the Trustee in trust for the Holders of such Securities in accordance with Section 403; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provisions therefor satisfactory to the Trustee has been made; and

                   (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

the principal amount of a Security denominated in a foreign currency or currencies shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such Foreign Currency or such currency unit as determined by the Company or by an authorized exchange rate agent provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of any Original Issue Discount Securities that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 502, and Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities of any Affiliate of the Company or of such other obligor.

                 "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

                 "Person" means any individual, corporation, partnership, joint venture, association, join-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 301.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                 "Preferred Stock", as applied to the capital stock of any corporation, means stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets on any voluntary or involuntary liquidation or dissolution of such corporation, over shares of stock of any other class of such corporation. The definition of the term "Funded Debt" herein includes within the meaning of Funded Debt any Preferred Stock of a Subsidiary.

                 "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                 "Registered Security" means any Security in the form of Registered Securities established pursuant to Section 201 which is registered in the Security Register.

                 "Regular Record Date" for the interest payable on any interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

                 "Required Currency" has the meaning specified in  Section 115.

                 "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                 "Secured Indebtedness" means any Indebtedness which is secured by a Mortgage upon any assets of the Company or a Restricted Subsidiary, including in such assets, without limitation, shares of stock or indebtedness of any Subsidiary owned by the Company or Restricted Subsidiary; provided that Indebtedness secured by a Mortgage incurred or assumed in connection with an issuance of revenue bonds the interest on which is exempt from Federal income tax pursuant to Section 103 of the Internal Revenue Code of 1986, as amended, shall not be deemed Secured Indebtedness for the purpose of Section 905 of this Indenture.

                 "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

                 "Security Register" and "Security Registrar" have the respective meaning specified in Section 305.

                 "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                 "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

                 "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that Series.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, except as provided in Section 805.

                 "Unrestricted Subsidiary" means (a)(i) any Subsidiary substantially all of the physical properties of which are located, or substantially all of the business of which is carried on, outside the United States of America, its territories and possessions and Puerto Rico, (ii) any Subsidiary created (or acquired) after the date hereof the primary business of which consists of financing operations in connection with leasing and conditional sales transactions on behalf of the Company and its Subsidiaries, and/or purchasing accounts receivable and/or making loans secured by accounts receivable or inventory, or which is otherwise primarily engaged in the business of a finance company, (iii) May Stores Seventy-Four Corporation and
(iv) any other Subsidiary which, in accordance with the provisions of this Indenture, has been designated by Board Resolution as an Unrestricted Subsidiary, in each case unless and until any of the Subsidiaries referred to in the foregoing clauses (i), (ii), (iii) and (iv) shall, in accordance with the provisions of this Indenture, be designated by Board Resolution as a Restricted Subsidiary; and (b) any Subsidiary a majority of the Voting Stock of which shall at the time be owned directly or indirectly by one or more Unrestricted Subsidiaries.

                 "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

                 "Voting Stock" means stock of the class or classes of any corporation having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

                 "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Funded Debt and capital stock of which, other than directors' qualifying shares, is owned by the Company and its other Wholly-owned Restricted Subsidiaries.

SECTION 102.     Form of Documents Delivered to Trustee.

                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 103.     Acts of Holders.

                          (a)     Any request, demand, authorization,
direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                          (b)     The fact and date of the execution by any
Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
                          (c)     The principal amount and serial numbers of
Bearer Securities held by any Person, and the date of his holding the same, may be proved by the production of such Bearer Securities or by a certificate executed by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, (2) such Bearer Security is produced to the Trustee by some other Person, (3) such Bearer Security is surrendered in exchange for a Registered Security or (4) such Bearer Security is no longer

Outstanding.

                          (d)     The fact and date of execution of any such
instrument or writing pursuant to clause (c) above, the authority of the Person executing the same and the principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this clause.

                          (e)     The ownership of Registered Securities shall
be proved by the Security Register.

                          (f)     Any request, demand, authorization,
direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                          (g)     Whenever for purposes of any Act to be taken
hereunder by the Holders of a series of Securities denominated in a Foreign Currency (or any currency unit), the principal amount of Securities is required to be determined, the aggregate principal amount of such Securities shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such Foreign Currency or such currency unit as determined by the Company or by an authorized exchange rate agent and evidenced to the Trustee by an officers' Certificate as of the date taking of such Act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to the Trustee. An exchange rate agent may be authorized in advance or from time to time by the Company, and may be the Trustee or its Affiliate. Any such determination by the Company or by any such exchange rate agent shall be conclusive and binding on all Holders, the Company and the Trustee, and neither the Company nor any such exchange rate agent shall be liable therefor in the absence of bad faith.

                          (h)     If the Company shall solicit from the Holders
any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 104.     Notices, Etc., to Trustee and Company.

                 Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

                          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 105.     Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, (i) if any of the Securities affected by such event are registered Securities, such notice to the Holders thereof shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such holder affected by such event, at his address as it appears in the security Register, within the time prescribed for the giving of such notice and (ii) if any of the Securities affected by such event are Bearer Securities, notice to the Holders thereof shall be sufficiently given (unless otherwise herein or in the terms of such Bearer Securities expressly provided) if published once in an Authorized Newspaper in New York, New York, and in such other city or cities, if any, as may be specified in such Securities and, if the Securities of such series are listed on any stock exchange outside the United States, in any place at which such Securities are listed on a securities exchange to the extent that such securities exchange so requires, and mailed to such Persons whose names and addresses as were previously filed with the Trustee, within the time prescribed for giving such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. If it is impossible or, in the opinion of the Trustee, impracticable to give any notice by publication in the manner herein required, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

                 In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 106.     Conflict with Trust Indenture Act.

                 This Indenture is subject to the Trust Indenture Act and if any provision hereof limits, qualifies or conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

SECTION 107.     Effect of Headings and Table of Contents.

                 The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.     Successors and Assigns.

                 All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 109.     Separability Clause.

                 In case any provision in this Indenture or in the securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.     Benefits of Indenture.

                 Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.     Governing Law.

                 This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 112.     Moneys of Different Currencies to be Segregated.

                 The Trustee shall segregate moneys, funds, and accounts held by the Trustee hereunder in one currency (or unit thereof) from any moneys, funds or accounts in any other currencies (or units thereof), notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.

SECTION 113.     Payment to be in Proper Currency.

                 The following provisions of this Section 113 shall apply to the extent permitted by applicable law: In the case of any Security payable in any particular currency or currency unit (the "Required Currency"), except as otherwise provided herein, therein or in or pursuant to the related Board Resolution or supplemental indenture or as contemplated by Section 301, the obligation of the Company to make any payment of principal, premium or interest thereon shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency or currency unit other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is made in other than the Required Currency, the Trustee may, but shall not be obligated to, take such actions as it considers appropriate to exchange such other currency or currency unit for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of the Required Currency then due and payable and in no circumstances shall the Trustee be liable therefor. The Company hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of Required Currency then due and payable.

                                  ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.     Forms Generally.

                 The Securities of each series and Guarantees and the Coupons, if any, to be attached thereto shall be in substantially such form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements place thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, Guarantees and Coupons, if any, as evidenced by their execution of the Securities, Guarantees and Coupons, if any. If temporary Securities of any series are issued in global form as permitted by Section 312, the form thereof also shall be established as provided in the preceding sentence. If the forms of Securities, Guarantees and Coupons, if any, of any series are established by, or by action taken pursuant to, a Board Resolution, a copy of the Board Resolution together with an appropriate record of any such action taken pursuant thereto, including a copy of the approved form of Securities, Guarantees or Coupons, if any, shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

                 The Trustee's certificates of authentication shall be in substantially the form set forth in this Article.

                 The definitive Securities, Guarantees and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, Guarantees and Coupons, if any.

SECTION 202.     Form of Trustee's Certificate of Authentication.

                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                  The First National Bank of Chicago
                  as Trustee


                  By:
                     ---------------------------------
                           Authorized Officer



SECTION 203.     Securities in Global Form.

                 If Securities of a series are issuable in whole or in part in global form, any such Security may provide that it shall represent the aggregate or specified amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount or changes in the rights of Holders of Outstanding Securities represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein. Any instructions by the Company with respect to a Security in global form shall be in writing but need not comply with Section 314(c) of the Trust Indenture Act.

                                 ARTICLE THREE

                                 THE SECURITIES

SECTION 301.     Amount Unlimited; Issuable in Series.

                 The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

                 The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

                          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

                          (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 806 or 1007);

                          (3) the date or dates on which the principal (and premium, if any) of the Securities of the series is payable;

                          (4) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

                          (5) the Person to whom any interest on any Registered Securities of the series shall be payable if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and the manner in which, or the Person to whom, any interest on any Bearer Securities of the series shall be payable if otherwise then upon presentation and surrender of the coupons appertaining thereto as they severally mature;

                          (6) the place or places where the principal of (and premium, if any) and interest on Securities of the series shall be payable;

                          (7) the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company.

                          (8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                          (9) if other than denominations of $1,000, if registered and $5,000, if bearer and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

                          (10) if other than the principal amount thereof, the portion of the principal amount of Securities which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502; and

                          (11) whether Bearer Securities of the series are to be issuable and if so, whether Registered Securities are to be issuable;

                          (12) the date as of which any Bearer Securities of the series and any temporary global Security representing Outstanding Securities of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

                          (13) if Bearer Securities of the series are to be issuable, whether interest in respect of any portion of a temporary Bearer Security in global form (representing all of the Outstanding Bearer Securities of the series) payable in respect of any Interest Payment Date prior to the exchange of such temporary Bearer Security for definitive Securities of the series which shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

                          (14)    the currency of denomination of the
         Securities of any series, which may be in Dollars, any Foreign Currency or any composite currency, including but not limited to the ECU, and, if such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

                          (15) the currency or currencies in which payment of the principal of (and premium, if any) and interest on the Securities will be made, and the currency or currencies (in addition to Dollars), if any, in which payment of the principal of (and premium, if any) or the interest on Registered Securities, at the election of each of the Holders thereof, may also be payable;

                          (16) if the amount of payments of principal of (and premium, if any) or, interest on the Securities of the series may be determined with reference to an index based on a currency or currencies other than that in which the Debt Securities are denominated or designated to be payable, the manner in which such amounts shall be determined;

                          (17) if the payments of principal of (and premium, if any) or the interest on the Securities of the series are to be made in a Foreign Currency other than the Foreign Currency in which such Securities are denominated, the manner in which the exchange rate with respect to such payments shall be determined;

                          (18) any deletions from, modifications of or additions to the Events of Default set forth in Section 501 or covenants of the Company set forth in Article Nine pertaining to the Securities of the series;

                          (19) the form of the Securities, Guarantee and Coupons, if any, of the series;

                          (20) whether the Securities of such series shall be issued in whole or in part in global form, including Book-Entry Securities, and the Depositary for such global Securities;

                          (21)    the application, if any, of Section 403; and

                          (22) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

                 All Securities and Guarantees (including Coupons, if any) and Guarantees of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such indenture supplemental hereto.

                 If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the officers' Certificate setting forth the terms of the series.

SECTION 302.     Denominations.

                 The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000, if registered, in denominations of $5,000, if bearer, and any integral multiple of the applicable denomination.

SECTION 303.     Execution, Authentication, Delivery and Dating.

                 The Securities shall be executed on behalf of the Company and the Guarantee endorsed thereon shall be executed on behalf of the Guarantor, respectively, by their respective Chairmen of the Board, their respective Presidents or one of their respective Vice Presidents, under their respective corporate seals reproduced thereon attested by the signature of their respective Secretaries or one of their respective Assistant Secretaries or Treasurers or one of their respective Assistant Treasurers. The Coupons, if any, shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents attested by its Secretary or any Assistant Secretary or its Treasurer or one of its Assistant Treasurers.

The signature of any of these officers on the Securities or Guarantees (and Coupons, if any) may be manual or facsimile.

                 Securities and Guarantees (and Coupons, if any) bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company and the Guarantor shall bind the Company and the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities and Guarantees (and Coupons, if any) or did not hold such offices at the date of such Securities and Guarantees (and Coupons, if any).

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities (with or without Coupons) of any series executed by the Company, and with Guarantees endorsed thereon executed by the Guarantor, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that,

                          (a)     if established pursuant to a Board Resolution
as permitted by Section 201, the form of such Securities and Coupons, if any, have been established in conformity with the provisions of this Indenture;

                          (b)     if established pursuant to a Board Resolution
as permitted by Section 301, the terms of such Securities and Coupons, if any, have been established in conformity with the provisions of this Indenture; and

                          (c)     such Securities, when authenticated and
delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

                 The Trustee shall have the right to decline to authenticate and deliver such Securities if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would adversely affect the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 The Trustee shall not be required to authenticate Securities denominated in a coin or currency (or unit including a coin or currency) other than that of the United States of America if the Trustee reasonably determines that such Securities impose duties or obligations on the Trustee which the Trustee is not able or reasonably willing to accept; provided that the Trustee, upon a Company Request, will resign as Trustee with respect to Securities of any series as to which such a determination is made, prior to the issuance of such Securities, and will comply with the request of the Company to execute and deliver a supplemental indenture appointing a successor Trustee pursuant to
Section 801.

                 If all of the Securities of a series are not to be originally issued at the same time, then the documents required to be delivered pursuant to this Section 303 must be delivered only once, prior to the authentication and delivery of the first Security of such series; provided, however, that any subsequent request by the Company to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Company that, as of the date of such request, the statements made in the Opinion of Counsel delivered pursuant to this Section 303 shall be true and correct as if made on such date.

                 If the Company shall establish pursuant to Section 301 that the Securities of a series are to be issued in whole or in part in global form, then the Company shall execute and the

Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more Securities in global form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such global Security or Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Book-Entry Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary" or to such other effect as the Depositary and the Trustee may agree.

                 Each Depositary designated pursuant to Section 301 for a Book-Entry Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation. The Trustee shall have no responsibility to determine if the Depositary is so registered. Each Depositary may enter into an agreement with the Trustee and the Company governing their respective duties and rights with regard to Book-Entry Securities.

                 Each Security shall be dated the date of its authentication, except that each Bearer Security, including any Bearer Security in global form, shall be dated as of the date specified as contemplated by Section 301.

                 No Security or Coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Except as permitted by Section 306 or 307, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

SECTION 304.     Temporary Securities.

                 Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor and form, with or without Coupons of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities and Coupons, if any.

                 Except in the case of temporary Securities in global form, each of which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company pursuant to Section 902 in a place of Payment for such series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured Coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided, further, that no definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security unless the Trustee shall have received from the person entitled to receive the definitive Bearer Security a certificate substantially in the form approved in the

Board Resolutions relating thereto and such delivery shall occur only outside the United States. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series except as otherwise specified as contemplated by Section 301 with respect to the payment of interest on Bearer Securities in temporary form.

SECTION 305.     Registration, Registration of Transfer and Exchange.

                 The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company maintained pursuant to Section 902 in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

                 Upon surrender for registration of transfer of any Registered Security of any series at the office or agency maintained pursuant to Section 902 in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount.

                 At the option of the Holder, Registered Securities of any series (except a Book-Entry Security representing all or a portion of the Securities of such series) may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Registered Securities may not be exchanged for Bearer Securities.

                 At the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities (if the

Securities of such series are issuable in registered form) or Bearer Securities (if Bearer Securities of such series are issuable in more than one denomination and such exchanges are permitted by such series) of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured Coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 902, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such Coupon is so surrendered with such Bearer Security, such Coupon shall be returned to the person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

                 Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in certificated form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

                 If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 303, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the issuer receives such notice or becomes aware of such ineligibility, the Company's election pursuant to Section 301(20) shall no longer be effective with respect to the Securities of such series and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver Securities of such series in certificated form in an aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

                 The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Securities of such series of like tenor, shall authenticate and deliver, Securities of such series in certificated from and in an aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

                 If specified by the Company pursuant to Section 301 with respect to a series of Securities, the Depositary for such series of Securities may surrender a global Security of such series in exchange in whole or in part for Securities of such series in certificated form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

                     (i) to each Person specified by such Depositary a new certificated Security or Securities of the same series of like tenor, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the global Security; and

                    (ii) to such Depositary a new global Security of like tenor in a denomination equal to the difference, if any, between the principal amount of the surrendered global Security and the aggregate principal amount of certificated Securities delivered to Holders thereof.

                 In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee shall authenticate and deliver Securities in certificated from in authorized denominations.

                 Upon the exchange of a global Security for Securities in certificated form, such global Security shall be cancelled by the Trustee. Unless expressly provided with respect to the Securities of any series that such Security may be exchanged for Bearer Securities, Securities issued in exchange for a Book-Entry Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Book-Entry Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

                 Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                 All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
                 Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                 No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 806 or 907 not involving any transfer.

                 The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series for a period of 15 days before the selection of any Securities of that series for redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption.

SECTION 306.     Mutilated, Destroyed, Lost and Stolen Securities.

                 If any mutilated Security or Security with a mutilated Coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security with Coupons corresponding to the Coupons, if any, appertaining to the surrendered Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding with Coupons corresponding to the Coupons, if any, appertaining to the surrendered Security.

                 If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Security with a destroyed, lost or stolen Coupon and (ii) such Security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or Coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneous outstanding with Coupons corresponding to the Coupons, if any, appertaining to the destroyed, lost or stolen Security.

                 In case any such mutilated, destroyed, lost or stolen Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security or Coupon, pay such Security or Coupon; provided, however, that payment of principal of and any premium or interest on Bearer Securities shall, except as otherwise provided in Section 902, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 301, any interest on Bearer Securities shall be payable only upon presentation and surrender of the Coupons appertaining thereto.

                 Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every new Security of any series with its Guarantee and Coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen Coupon appertains, shall constitute an original additional contractual obligation of the Company and Guarantor, whether or not the destroyed, lost or stolen Security and its Coupons, if any, or the destroyed, lost or stolen Coupon, shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their Guarantees and Coupons, if any, duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.

SECTION 307.     Payment of Interest; Interest Rights Preserved.

                 Unless otherwise provided as contemplated by Section 301, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                 Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such Series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                          (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

                 At the option of the Company, interest on Registered Securities of any series that bear interest may be paid (i) by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register for (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable Security Register.

                 Notwithstanding the above, except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, a Holder of $10,000,000 or more in aggregate principal amount of Securities of the same series having the same Interest Payment Date shall be entitled to receive payments of interest by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee on or before the Regular Record Date immediately preceding the applicable Interest Payment Date.

                 Subject to the foregoing provisions of this Section, each Security or Coupon, if any, delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security or Coupon, if any, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security or Coupon.

SECTION 308.     Persons Deemed Owners.

                 Prior to due presentment of a Registered Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.


                 The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any Coupon as the absolute owner of such Bearer Security or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or Coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

 SECTION 309.    Cancellation.

                 All Securities, Guarantees, and Coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.
The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities and Coupons so delivered shall be promptly cancelled by the Trustee. No Securities or Coupons shall be authenticated in lieu of or in exchange for any Securities or Coupons cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities and Coupons shall be destroyed by the Trustee and a certificate evidencing such destruction shall be delivered to the Company upon request.

SECTION 310.     Computation of Interest.

                 Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR

                     SATISFACTION, DISCHARGE AND DEFEASANCE

SECTION 401.     Satisfaction and Discharge of Indenture.

                 This Indenture shall upon Company Request cease to be of further effect with respect to Securities of any series (except as to any surviving rights of registration of transfer or exchange of Securities of such series and replacement of lost, stolen or mutilated Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when

                          (1)  either

                                  (A)  all Securities of such series
                          theretofore authenticated and delivered and all Coupons appertaining thereto (other than (i) Coupons appertaining to Bearer Securities of such series surrendered in exchange for Registered Securities and maturing after such exchange, surrender of which is not required or has been waived as provided in
                          Section 305, (ii) Securities of such series and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                          Section 306, (iii) Coupons appertaining to Bearer Securities of such series called for redemption and maturing after the relevant Redemption Date, surrender of which has been waived as provided in
                          Section 1006 and (iv) Securities of such series and Coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section
                          903) have been duly paid or delivered to the Trustee for cancellation; or

                                  (B)  all such Securities and Coupons of such
                          series not theretofore delivered to the Trustee for cancellation

                                        (i)   have become due and payable, or

                                        (ii)  will become due and payable at
                                  their Stated Maturity within one year, or

                                        (iii)  are to be called for redemption
                                  within one year under arrangements
                                  satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company or the Guarantor, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities and Coupons of such series not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities and Coupons of such series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                          (2) the Company or the Guarantor has paid or caused to be paid all other sums payable hereunder by the Company; and

                          (3) the Company or the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 605 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 903, shall survive.

SECTION 402.     Application of Trust Money.

                 Subject to the provisions of the last paragraph of Section 903, all money deposited with the Trustee pursuant to Sections 401 and 403 shall be held in trust and applied by it, in accordance with the provisions of the Securities and Coupons, if any, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

SECTION 403.     Satisfaction, Discharge and Defeasance of Securities of Any
                 Series.

                 If this Section is specified, as contemplated by Section 301, to be applicable to Securities and Coupons, if any, of any series, at the Company's option, either

                          (a) the Company and Guarantor will be deemed to have been Discharged (as defined below) from their respective obligations with respect to Securities, Guarantees and Coupons, if any, of such series or

                          (b) the Company and the Guarantor will cease to be under any obligation to comply with any term, provision or condition set forth in (i) Article Seven and Sections 907 through 911 inclusive or (ii) the terms, provisions or conditions of such series specified pursuant to Section 301 (provided, however, that the Company may not cease to comply with any obligations as to which it may not be Discharged pursuant to the definition of "Discharged"), if, in the case of (a) and (b), with respect to the Securities and Coupons, if any, of such series on the 91st day after the applicable conditions set forth below in (x) and either (y) or (z) have been satisfied:

                          (x)(1) the Company or the Guarantor has paid or caused to be paid all other sums payable with respect to the Outstanding Securities and Coupons, if any, of such series (in addition to any required under (y) or (z)); and

                          (2) the Company or the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities and Coupons, if any, of any such series have been complied with;

                          (y)(1) the Company or the Guarantor shall have deposited or caused to be deposited irrevocably with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities and Coupons, if any, of such series (i) an amount (in such currency or currency unit in which the Outstanding Securities and Coupons, if any, of such series are payable) or
                 (ii) U.S.

          Government Obligations (as defined below) or, in the case of Securities and Coupons, if any, denominated in a Foreign Currency, foreign Government Securities (as defined below), which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal (including any premium) and interest, if any, under the Securities and Coupons, if any, of such series, money in an amount or (iii) a combination of (i) and (ii) sufficient (in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay and discharge each installment of principal of (including any premium), and interest, if any, on, the Outstanding Securities and Coupons, if any, of such series on the dates such installments of interest or principal are due; and

               (2) no Event of Default as defined in clause (5) or clause (6) of
          Section 501 with respect to the Company (if the Company made such deposit) or with respect to the Guarantor (if the Guarantor made such deposit), or event (including such deposit) which with notice or lapse of time or both would become such an Event of Default, shall have occurred and be continuing on the date of such deposit or shall have occurred within 90 days after the date of such deposit; and

               (3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities and Coupons, if any, of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 403 and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised;

               (z) the Company has properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 301, to be applicable to the Securities and Coupons, if any, of such series.

          Any deposits with the Trustee referred to in clause (y)(1) above will be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any Outstanding Securities and Coupons, if any, of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any mandatory redemption provisions or in accordance with any mandatory sinking fund requirement, the applicable escrow trust agreement will provide therefor and the Company will make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

                 "Discharged" means that the Company will be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and coupons, if any, of the series as to which this
Section is specified as applicable as aforesaid and to have satisfied all the obligations under this Indenture relating to the Securities and Coupons, if any, of such series (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except (A) the rights of Holders thereof to receive, from the trust fund described in clause (y)(1) above, payments of the principal of, premium and the interest, if any, on such Securities and Coupons, if any, when such payments are due, (B) the Company's obligations with respect to such Securities and Coupons, if any, under Sections 305 and 306 (insofar as applicable to Securities of such series), 402, 902 and 903 (last paragraph only) and the Company's obligations to the Trustee under Sections 605 and 606 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, will survive such discharge. The Company will reimburse the trust fund for any loss suffered by it as a result of any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Foreign Government Securities, as the case may be, or any principal, premium or interest paid on such Obligations, and, subject to the provisions of Section 605, will indemnify the Trustee against any claims made against the Trustee in connection with any such loss.

                 "Foreign Government Securities" as used in Section 403 means, with respect to Securities and Coupons, if any, of any series that are denominated in a Foreign Currency, securities that are (i) direct obligations of the government that issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government (the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of such government) which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

                 "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specified payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.     Events of Default.

                 "Event of Default," wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                          (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

                          (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

                          (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

                          (4) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or
         which has expressly been    included in this Indenture solely for the
         benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                          (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                          (6) the commencement by the Company or the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or the Guarantor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or the Guarantor in furtherance of any such action; or

                          (7) any other Event of Default provided with respect to Securities of that series.

SECTION 502.     Acceleration of Maturity; Rescission and Annulment.

                 If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less that 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon such declaration such principal amount (or specified amount) shall become immediately due and payable.

                 At any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                                  (A)      all overdue interest on all
                 Securities of that series,

                                  (B)      the principal of (and premium, if
                 any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

                                  (C)      to the extent that payment of such
                 interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

                                  (D)      all sums paid or advanced by the
                 Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                          and

                          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 511.

                          No such recision shall affect any subsequent default
or impair any right consequent thereon.

SECTION 503.     Collection of Indebtedness and Suits for Enforcement by
                 Trustee.

                 The Company covenants that if

                          (1) default is made in the payment of any interest on any Security or Coupon, if any, when such interest becomes due and payable and such default continues for a period of 30 days, or

                          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities or Coupons, if any, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities or Coupons, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.     Trustee May Enforce Claims Without Possession of Securities.

                 All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 505.     Application of Money Collected.

                 Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment or exchange pursuant to Section 305 if only partially paid and upon surrender thereof if fully paid:

                 First:  To the payment of all amounts due the Trustee under
         Section 605; and

                 Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

SECTION 506.     Limitation on Suits.

                 No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

                          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 507.     Restoration of Rights and Remedies.

                 If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 508.     Rights and Remedies Cumulative.

                 Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 509.     Delay or Omission Not Waiver.

                 No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an Acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 510.     Control by Holders.

                 The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

                          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                          (2) the Trustee may take any other action deemed
             proper by the Trustee which is not inconsistent with such direction.

SECTION 511.     Waiver of Past Defaults.

                 The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

                          (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

                          (2) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 512.     Waiver of Stay or Extension Laws.

                 The Company and the Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 513.     Judgment Currency.

                 The following provisions of this Section 513 shall apply to the extent permissible under applicable law: Judgments in respect of any obligations of the Company under any Securities or Coupons, if any, of any series shall be rendered in the currency or currency unit in which such Securities or Coupons are payable. If for the purpose of obtaining a judgment in any court with respect to any obligation of the Company hereunder or under any Security or Coupon, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security or Coupon, then such conversion shall be made at the Conversion Rate (as defined below) as in effect on the date the Company shall make payment to any person in satisfaction of such judgment. If pursuant to any such judgment, conversion shall be made on a date other than the date payment is made and there shall occur a change between such Conversion Rate and the Conversion Rate as in effect on the date of payment, the Company agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is the amount in such other currency or currency unit which, when converted at the Conversion Rate as in effect on the date of payment or distribution, is the amount then due hereunder or under such Security or Coupon. Any amount due from the Company under this Section 513 shall be due as a separate debt and is not to be affected by or merged into any judgement being obtained for any other sums due hereunder or in respect of any Security or Coupon so that in any event the Company's obligations hereunder or under such Security or Coupon will be effectively maintained as obligations in such currency or currency unit. In no event, however, shall the Company be required to pay more in the currency or currency unit due hereunder or under such Security or Coupon at the Conversion Rate as in effect when payment is made than the amount of currency or currency unit stated to be due hereunder or under such Security or Coupon.

         For purposes of this Section 513, "Conversion Rate" shall mean the spot rate at which in accordance with normal banking procedures the currency or currency unit into which an amount due hereunder or under any Security or Coupon is to be converted could be purchased with the currency or currency unit due hereunder or under any Security or Coupon, at the option of the Company from major banks located in New York, London or any other principal market for such purchased currency or currency unit.

                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 601.     Certain Rights of Trustee.

         Subject to the provisions of the Trust Indenture Act:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 602.     Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 603.     May Hold Securities.

         The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 604.     Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 605.     Compensation and Reimbursement.

                 The Company agrees

                          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise of performance of any of its powers or duties hereunder.

SECTION 606.     Resignation and Removal; Appointment of Successor.

                          (a)     The Trustee may resign at any time with
respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 607 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                          (b)     The Trustee may be removed at any time with
respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

                          (c)     If at any time:

                                  (1)      the Trustee shall fail to comply
                 with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                                  (2)      the Trustee shall cease to be
                 eligible under Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder, or

                                  (3)      the Trustee shall become incapable
                 of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

                          (d)     If the Trustee shall resign, be removed or
become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 607. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirement of Section 607, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by
Section 607, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                          (e)     The Company shall give notice of each
resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided in Section 105. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 607.     Acceptance of Appointment by Successor.

                          (a)     In case of the appointment hereunder of a
successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                          (b)     In case of the appointment hereunder of a
successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein such successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

                          (c)     Upon request of any such successor Trustee,
the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

                          (d)     No successor Trustee shall accept its
appointment unless at the time of such acceptance such successor

Trustee shall be qualified and eligible under the Trust Indenture Act.

SECTION 608.     Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 609.     Reports by Trustee.

         Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in Trust Indenture Act Section 313(c) a brief report dated as of such May 15 if required by Trust Indenture Act Section 313(a).

                                 ARTICLE SEVEN

                         CONSOLIDATION, MERGER OR SALE

SECTION 701.     Consolidation, Merger or Sale.

         Each of the Company and the Guarantor covenants that it will not merge or consolidate with any other corporation or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person, except that each of the Company and the Guarantor may merge or consolidate, or sell, lease, transfer or dispose of all or substantially all of its assets, provided that (a) the successor Person, if other than the Company or the Guarantor, as the case may be, shall be organized under the laws of the United States of America, any State thereof or the District of Columbia and shall assume all of the obligations of the Company or the Guarantor, as the case may be, under this Indenture and under the Securities, including all covenants applicable to the Company or the Guarantor, as the case may be, contained in this Indenture, the Securities and the Guarantees, as the case may be, and (b) the Company, the Guarantor or the successor Person, as the case may be, shall not immediately after such merger or consolidation, or such sale, lease, transfer or other disposition, be in default under any of such obligations. Any such assumption of obligations under this Indenture by a successor Person shall be evidenced by an indenture supplemental hereto, in form acceptable to the Trustee, executed and delivered by the successor Person to the Trustee. The Trustee may receive and shall be fully protected in relying upon an Opinion of Counsel and Officers' Certificate as conclusive evidence that any such supplemental indenture complies with the conditions and provisions of this Article.

SECTION 702.     Successor Corporation Substituted.

         Upon any consolidation by the Company or the Guarantor with or merger by the Company or the Guarantor into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company or the Guarantor substantially as an entirety in accordance with Section 701, the successor corporation formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or the Guarantor herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

                                 ARTICLE EIGHT

                            SUPPLEMENTAL INDENTURES

SECTION 801.     Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, the Guarantor when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                          (1) to evidence the succession of another corporation to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor herein and in the Securities; or

                          (2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor; or

                          (3) to add any additional Events of Default with respect to all or any series of Securities; or

                          (4) to add any additional Guarantor with respect to all or any series of Securities; or

                          (5) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to provide for uncertificated (commonly known as "book entry") Securities on terms satisfactory in substance to the Trustee; or

                          (6) to change or eliminate any of the provisions of this Indenture provided that any such change or elimination shall become effective only when there is no

         Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

                          (7)     to secure the Securities or the Guarantees;

                          (8) to establish the form or terms of Securities and the Guarantee of any series as permitted by Sections 201 and 301; or

                          (9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 607(b); or

                          (10) if allowed without penalty under applicable laws and regulations, to permit payment in the United States of America (including any of the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction or principal, premium, if any, or interest, if any, on Bearer Securities or Coupons, if any; or

                          (11)    to cure any ambiguity, to correct or
         supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 802.     Supplemental Indentures with Consent of Holders.

         With the consent of (i) the Holders of a majority in principal amount of the Outstanding Securities, or (ii) in case less than all of the several series of Securities then outstanding are affected by such addition, change, elimination or modification, the Holders of not less than a majority in principal amount of each series so affected, by Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no supplemental indenture shall, with the consent of the Holder of each Outstanding Security affected thereby,

                          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                          (2) reduce the percentage in principal amount of Outstanding Securities as a whole or reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                          (3) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 902, or

                          (4) modify any of the provisions of this Section 802, Section 511, or Section 912, except to increase any such percentage or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the Holders of a specified percentage of the aggregate principal amount of Outstanding Securities of such series (which provision may be made pursuant to Section 301 without the consent of any Holder) or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 607(b) and 801(8).

                 For the purposes of this Section 802, if the Securities of any series are issuable upon the exercise of warrants, any holder of an unexercised and unexpired warrant with respect to such series shall not be deemed to be a Holder of Outstanding Securities of such series in the amount issuable upon the exercise of such warrants.

                 A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

                 It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 803.     Execution of Supplemental Indentures.

                 In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 804.     Effect of Supplemental Indentures.

                 Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 805.     Conformity with Trust Indenture Act.

                 Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 806.     Reference in Securities to Supplemental Indentures.

                 Securities, including any Coupons, of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities including any Coupons of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities including any Coupons of such series.

                                  ARTICLE NINE

                                   COVENANTS

SECTION 901.     Payment of Principal, Premium and Interest.

                 The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the

Securities of that series in accordance with the terms of the Securities and this Indenture.

                 The interest on Securities with Coupons appertaining thereto shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. The interest, if any, on any temporary Bearer Security shall be paid, as to any installment of interest evidenced by a Coupon attached thereto only upon presentation and surrender of such Coupon and, as to other installments of interest, only upon presentation of such Security for notation thereon of the payment of such interest.

SECTION 902.     Maintenance of Office or Agency.

                 If Securities of a series are issued as Registered Securities, the Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities and Coupons, if any of that series may be presented or surrendered for payment, where securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain, (A) subject to any laws or regulations applicable thereto, an office or agency in a Place of Payment for that series which is located outside the United States, where Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and
(B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                 No payment of principal or interest on Bearer Securities shall be made at any office or agency of the Company in the United States, by check mailed to any address in the United States, by transfer to an account located in the United States or upon presentation or surrender in the United States of a Bearer Security or coupon for payment, even if the payment would be credited to an account located outside the United States; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of and any interest on any such Bearer Security shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities (including any Coupons, if any) of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities (including any Coupons, if any) of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 903.     Money for Securities Payments to be Held in Trust.

                 If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                 The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities; and

                          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any

Security of any series and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security and Coupon, if any, shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 904.     Corporate Existence.

                 Subject to Article Seven, each of the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that neither the Company nor the Guarantor shall be required to preserve any such right or franchise if the Board of Directors of the Company or the Guarantor, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Guarantor, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 905.     Limitation on Liens.

                 The Company will not, and will not permit any Restricted Subsidiary to, mortgage, pledge, or create (by merger or otherwise) any lien, security interest, conditional sale or other title retention agreement or other similar encumbrances on any of the assets of the Company or any of its Restricted Subsidiaries except to secure Indebtedness to the Company or a Wholly-owned Restricted Subsidiary, without making effective provision whereby the Securities shall be secured at least equally and ratably with the Indebtedness thereby secured (for the purpose of providing such equal and ratable security the principal amount of the Securities shall mean and shall not be less than that principal amount which could be declared to be due and payable pursuant to Section 502 on the date of the making of such effective provision and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said principal amount changes over time pursuant to Section 502 and any other provision hereof) so long as any such Indebtedness is so secured, unless immediately thereafter the sum of (i) the Indebtedness to be secured, (ii) the aggregate principal amount of all outstanding Secured Indebtedness of the Company and its Restricted Subsidiaries and (iii) the unsecured Funded Debt of the Restricted Subsidiaries (exclusive of any unsecured Funded Debt or Secured Indebtedness owed to the Company or a Wholly-owned Restricted Subsidiary) does not exceed 15% of Consolidated Net Tangible Assets; provided, however, that nothing contained in this Section shall prevent, restrict or apply to

                     (i) the giving, within ninety (90) days after the acquisition or construction of such property, of any purchase money lien (including vendor's rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) on property hereafter acquired or constructed and not theretofore owned by the Company or such Restricted Subsidiary, or the acquiring hereafter of property not theretofore owned by the Company or such Restricted Subsidiary subject to any then existing Mortgage securing Indebtedness (whether or not assumed), provided, however, that in each case such Mortgage is limited to such acquired or constructed property (and accretions thereto and, in the case of construction, any real property on which such construction occurs and which was unimproved at the time such construction was commenced) and that the principal amount of the Indebtedness secured by such Mortgage, together with all other Indebtedness to Persons other than the Company or a Restricted Subsidiary secured by Mortgages on such property, shall not exceed the lesser of the cost of such acquired or constructed property to the Company or a Restricted Subsidiary or the fair market value thereof at the time of acquisition or construction thereof by the

         Company or a Restricted Subsidiary, and refundings or extensions of any such Mortgage for an amount not exceeding the principal amount of the Indebtedness so refunded or extended and applying only to the same property or assets theretofore subject to such Mortgage and fixtures and building improvements thereon;

                    (ii) for the purpose of reimbursing itself for the cost of acquisition and/or the cost of improvement of real property, the giving by the Company or a Restricted Subsidiary of a Mortgage on such real property which is the sole security for Indebtedness (x) incurred within three years after the date of acquisition of such real property or the date of completion of the first substantial improvements made thereon by the Company or such Restricted Subsidiary, whichever date is the later, and (y) the amount of which does not exceed the lesser of the aggregate cost of such real property and improvements or the fair market value thereof, and (z) the holder of which shall be entitled to enforce payment of such Indebtedness solely by resorting to the security therefor, without any liability on the part of the Company or such Restricted Subsidiary for any deficiency;

                   (iii) (1) if made and continuing in the ordinary course of business, any deposit, pledge or lien as security for the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money or the securing of Indebtedness, or (2) any deposit, pledge or lien with any governmental agency required or permitted to qualify the Company or any Restricted Subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, or (3) any mechanics', workmen's, repairmen's, materialmen's or carriers' liens or deposits or pledges to obtain the release thereof, or (4) other liens, deposits or pledges similar to those referred to in subclauses (2) and (3) of this clause (iii), if made and continuing in the ordinary course of business;

                    (iv) any Mortgage on assets of the Company or any Subsidiary existing on the date of this Indenture or any refundings or extensions thereof for an amount not exceeding the principal amount of the Indebtedness so refunded or extended and applying only to the same property or assets theretofore subject thereto and fixtures and building improvements thereon;

                     (v) liens for taxes, assessments or governmental charges or levies if such taxes, assessments, governmental charges or levies shall not at the time be due and payable, or if the same thereafter can be paid without penalty, or if the same are being contested in good faith by appropriate proceedings;

                    (vi) liens created by or resulting from any litigation or legal proceeding which at the time is currently being contested in good faith by appropriate proceedings; liens arising out of judgments or awards as to which the time for prosecuting an appeal or proceeding for review has not expired; leases existing on property acquired in the ordinary course of business and renewals thereof; landlords' liens on property held under lease; or any sale and leaseback transaction not otherwise prohibited by this Indenture;

                   (vii) easements or similar encumbrances, the existence of which do not impair the use of the property subject thereto for the purposes for which it is used;

                  (viii) liens and other security interests of banks on deposits, compensating balances and similar assets pursuant to local law or to customary bank note agreements not otherwise involving secured borrowing;

                    (ix) any other liens of a nature similar to the foregoing which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not materially limit the use of the property subject thereto in the operation of the business of the Company or of any Restricted Subsidiary or impair the value of such property for the purposes of such business; or

                     (x) any Mortgage on assets of a Restricted Subsidiary existing on the date it became a Subsidiary, or any refundings or extensions thereof for an amount not exceeding the principal amount of the Indebtedness so refunded or extended and applying only to the same property or assets theretofore subject thereto and fixtures and building improvements thereon.

                 If the Company shall hereafter be required to secure the Securities at least equally and ratably with any other Indebtedness pursuant to this Section, (i) the Company will promptly deliver to the Trustee and Officers' Certificate stating that such covenant has been complied with and an Opinion of Counsel stating that in the opinion of such counsel such covenant has been complied with and that any instruments executed by the Company or any Restricted subsidiary in the performance of such covenant comply with the requirements of such covenant, and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the Holders so secured.

SECTION 906.     Payment of Taxes and Other Claims.

                 The Company and the Guarantor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company, the Guarantor or any Subsidiary or upon the income, profits or property of the Company, the Guarantor or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company, the Guarantor or any Subsidiary; provided, however, that the Company and the Guarantor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 907.  Maintenance of Properties.

                 The Company will cause all of the properties owned or leased by the Company or any Subsidiary and used in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.




SECTION 908.  [Reserved]

SECTION 909.  [Reserved]

SECTION 910. Restriction on Permitting Restricted Subsidiaries to Become Unrestricted Subsidiaries and Unrestricted Subsidiaries to Become Restricted Subsidiaries.

                          (a)  The Company will not permit any Restricted
Subsidiary to be designated as or otherwise to become an Unrestricted Subsidiary unless immediately after such Restricted Subsidiary becomes an Unrestricted Subsidiary, it will not own, directly or indirectly, any capital stock of any other Restricted Subsidiary or any Mortgage on property of any other Restricted Subsidiary.

                          (b)  The Company will not permit any Unrestricted
Subsidiary to be designated as a Restricted Subsidiary unless:

                                        (i)  at the time such Unrestricted
                          Subsidiary becomes a Restricted Subsidiary it has outstanding no Secured Indebtedness except such Secured Indebtedness as the Company could permit it to become liable for immediately after becoming a Restricted Subsidiary under the provisions of Section 909; and

                                        (ii)  the provisions of paragraph (c)
                          of this Section 910 shall be complied with if such Unrestricted Subsidiary has previously been a Restricted Subsidiary.

                          (c)  The Company will not permit any Unrestricted
Subsidiary which has previously been a Restricted Subsidiary to be designated as a Restricted Subsidiary unless:

                                        (i)  the provisions of paragraph (b) of
                          this Section 910 shall be complied with;

                                        (ii)  neither the Company nor any of
                          its Subsidiaries shall have sold or disposed of any capital stock of such Unrestricted Subsidiary at any time after it ceased to be a Restricted Subsidiary, except to the Company or a Wholly-owned Restricted Subsidiary or for directors' qualifying shares, unless the Company or a Wholly-owned Restricted Subsidiary has acquired the capital stock so disposed of, or unless such Unrestricted Subsidiary immediately after becoming a Restricted Subsidiary would be a Wholly-owned Restricted Subsidiary;

                                        (iii)  such Unrestricted Subsidiary
                          shall not, at any time after it ceased to be a Restricted Subsidiary, have issued or sold any shares of its Common Stock which have not thereafter been reacquired by it or acquired by the Company or a Wholly-owned Restricted Subsidiary, except such shares as the Company could have permitted such Subsidiary to issue or sell under the provisions of paragraph (a) of Section 909 if such Subsidiary had been a

                          Restricted Subsidiary at all times that it has been a Subsidiary; and

                                        (iv)  such Unrestricted Subsidiary
                          shall not, at any time after it ceased to be a Restricted Subsidiary, have merged or consolidated with any other corporation unless such Unrestricted Subsidiary immediately after becoming a Restricted Subsidiary would be a Wholly-owned Restricted Subsidiary.

                          (d)  Promptly after the adoption of any Board
Resolution designating a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary, a copy thereof shall be filed with the Trustee, together with an Officers' Certificate stating that the provisions of this Section 910 have been complied with in connection with such designation, and, in case of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, setting forth the name of each other subsidiary (if any) which has become an Unrestricted Subsidiary as a result of such designation.

SECTION 911.  Waiver of Covenant.

                 The Company and the Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Section 904 through 910 inclusive, if before the time for such compliance the Holders of (i) a majority in principal amount of the Outstanding Securities or (ii) in case less than all of the several series of Securities then Outstanding are affected by the omission, at least a majority in principal amount of the Outstanding securities of each series so affected shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 912.  Statements as to Compliance.

                 The Company or the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the compliance by the Company and the Guarantor with all conditions and covenants under this Indenture. For purposes of this Section 912, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                                  ARTICLE TEN

                            REDEMPTION OF SECURITIES

SECTION 1001.    Applicability of Article.

                 Securities (including Coupons, if any) of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1002.    Election to Redeem; Notice to Trustee.

                 The election of the Company to redeem any Securities (including Coupons, if any) shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of all or less than all of the Securities (including Coupons, if any) of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (including Coupons, if any) prior to the expiration of any restriction on such redemption provided in the terms of such Securities and Coupons, if any, or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

SECTION 1003.    Selection by Trustee of Securities to be Redeemed.

                 If less than all the Securities (including Coupons, if any) of any series with the same terms are to be redeemed, the particular Securities (including Coupons, if any) to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities (including Coupons, if any) of such series not previously called for redemption, by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities (including Coupons, if any) of that series or any integral multiple thereof) of the principal amount of Securities (including Coupons, if any) of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

                 The Trustee shall promptly notify the Company in writing of the Securities (including Coupons, if any) selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which have been or is to be redeemed.

SECTION 1004.    Notice of Redemption.

                 Notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, as provided in Section 105.

                 Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the Place or Places of Payment, that the Securities of such series are being redeemed at the option of the Company pursuant to provisions contained in the terms of the Securities of such series or in a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption, that payment will be made upon presentation and surrender of the applicable Securities, that all Coupons, if any, maturing subsequent to the date fixed for redemption shall be void, that any interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said Redemption Date any interest thereon or, in case of partial redemptions, on the portions thereof to be redeemed, will cease to accrue. If less than all the Securities of any series are to be redeemed the notice of redemption shall specify the numbers of the Securities of such series to be redeemed, and, if only Bearer Securities of any series are to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities, the last date on which exchanges of Bearer Securities for Registered Securities not subject to redemption may be made. In case any Security of any series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the Redemption Date, upon surrender of such Security and any Coupons appertaining thereto, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof and with appropriate Coupons will be issued, or, in the case of registered Securities providing appropriate space for such notation, at the option of the Holders, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

                 Notice of redemption of Securities and Coupons, if any, to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1005.    Deposit of Redemption Price.

                 On or before (but in the case of payments to be made at a Place of Payment outside of the United States, its territories, possessions and areas subject to its jurisdiction, at least one New York business day before) any Redemption Date, the Company shall deposit in immediately available funds with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 903) an amount of money in the relevant currency (or a sufficient number of currency units, as the case may be) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1006.    Securities Payable on Redemption Date.

                 Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Except as provided in the next succeeding paragraph, upon surrender of any such Security (including Coupons, if any) for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of
Section 307.

                 If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Bearer Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States except as otherwise provided pursuant to Section 801(9).

                 If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1007.    Securities Redeemed in Part.

                 Any Security (including Coupons, if any) which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities (with appropriate Coupons, if any, attached) of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security (including Coupons, if any) so surrendered.

                                 ARTICLE ELEVEN

                                 SINKING FUNDS

SECTION 1101.    Applicability of Article.

         The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

         The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1102. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1102.    Satisfaction of Sinking Fund Payments With Securities.

         The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such Series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1103.    Redemption of Securities for Sinking Fund.

         Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1102 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 nor more than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1003 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1004. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1006 and 1007.

                                 ARTICLE TWELVE

                            GUARANTEE OF SECURITIES

SECTION 1201.    Unconditional Guarantee.

         For good and valuable consideration receipt of which is hereby acknowledged, and intending to be legally bound hereby, the Guarantor, hereby unconditionally guarantees to each Holder of a Security of any series, authenticated and delivered by the Trustee, upon which this guarantee (the "Guarantee") is endorsed, the due and punctual payment of the principal of, sinking fund payment, if any, premium, if any, and interest on, and any Redemption Price with respect to such Security, when and as the same shall become due and payable, whether at maturity, upon acceleration or redemption or otherwise, in accordance with the terms of such Security and of this Indenture.

         The Guarantor agrees to determine, at least one business day prior to the date upon which a payment of principal of, sinking fund payment, if any, premium, if any, and interest on said Security, and any Redemption Price with respect to such Security, is due and payable, whether the Company has available the funds to make such payment as the same shall become due and payable. In case of the failure of the Company to punctually pay any such principal of, sinking fund payment, if any, premium, if any, and interest on, and any Redemption Price with respect to, such Security, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration or redemption, or otherwise, and as if such payment were made by the Company.

         The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be unconditional, irrevocable, and absolute, irrespective of, and shall be unaffected by, any invalidity, irregularity, or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto (unless the same shall also be provided the Guarantor), by the Holder of such Security or the Trustee with respect to any provisions thereof, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Security or the indebtedness evidenced thereby, and all demands whatsoever and covenants that this Guarantee will not be discharged except by payment in full of the principal, premium, if any, and interest on, and any Redemption Price with respect to, the Securities and the complete performance of the obligations contained in such Security and in this Guarantee.

         The Guarantor shall be subrogated to all rights of the Holder of any Security against the Company in respect of all amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not, without the consent of the holders of all of the Securities then outstanding, be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on, and any Redemption Price with respect to all Securities shall have been paid in full or payment thereof shall have been provided for in accordance with said Indenture.

         Notwithstanding anything to the contrary contained herein, if following any payment of principal or interest by the Company on the Securities to the holders of the Securities it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment, the obligations of the Guarantor hereunder shall remain in full force and effect.

         The Guarantee set forth in this Article shall not be valid or become obligatory for any purpose with respect to a Security unless and until the certificate of authentication on such Security shall have been signed by the Trustee.

         The Guarantee set forth in this Article is intended for the benefit of the Trustee and each of the Holders of Securities and shall be enforceable by such Trustee and such Holders.

         The Guarantee set forth in this Article shall be governed by the laws of the State of New York.


SECTION 1202.    Execution of Guarantee.

         To evidence its Guarantee to the Holders specified in Section 1201, the Guarantor hereby agrees to execute the Guarantee in substantially the form above recited, to be endorsed on each Security authenticated and delivered by the Trustee. Each such Guarantee shall be executed on behalf of the Guarantor in a manner identical to that prescribed in Section 303 of the Indenture relating to the execution, authentication, delivery and dating of such Securities prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of the Guarantor.

         The Guarantee set forth in this Article shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by the Trustee.

SECTION 1203.   Assumption by Guarantor.

         The Guarantor shall assume all of the rights and obligations of the Company hereunder with respect to a series of Securities and under the Securities of such series if, upon a default by the Company in the due and punctual payment of the principal of, sinking fund payment, if any, premium, if any, and interest on such Securities, and any Redemption Price with respect to such Securities, the Guarantor is prevented by any court order or judicial proceeding from fulfilling its obligations under Section 1201 with respect to such series of Securities. Such assumption shall result in the Securities of such series becoming the direct obligations of the Guarantor and shall be effected without the consent of the Holders of the Securities of any series. Upon such an assumption, the Company shall be released from all of its liabilities hereunder and under such Securities as obligor on the Securities of such series.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                    THE MAY DEPARTMENT STORES
                                    COMPANY, a Delaware Corporation



                 [SEAL]             By /s/ Richard A. Brickson
                                       -----------------------
Attest: /s/ Kathleen M. Rowley             Richard A. Brickson
        ----------------------             Secretary
            Kathleen M. Rowley
            Assistant Secretary     THE MAY DEPARTMENT STORES
                                    COMPANY, a New York Corporation



                 [SEAL]             By /s/ Jan R. Kniffen
                                      ---------------------
                                           Jan R. Kniffen
Attest: /s/ Kathleen M. Rowley             Treasurer
        ----------------------
            Kathleen M. Rowley
            Assistant Secretary

                                    THE FIRST NATIONAL BANK OF
                                    CHICAGO, Trustee




                 [SEAL]             By  /s/ Richard D. Manella
                                       ------------------------
Attest: /s/ Leland Hansen               Richard D. Manella
        ----------------------          Vice President
            Leland Hansen
            Assistant Vice President

STATE OF Illinois         )
                          :        ss.:
COUNTY OF Cook            )

         On the 17th day of June, 1996, before me personally came Richard D. Manella, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of The First National Bank of Chicago, the national banking association described in and which executed the foregoing instrument; that he knows the seal of said national banking association; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said national banking association, and that he signed his name thereto by like authority.


                                                 /s/ Mietka T. Collins
                                             -------------------------------
                                                     Mietka T. Collins
                                                       Notary Public

[Notarial Seal]

STATE OF MISSOURI         )
                          :        ss.:
CITY OF ST. LOUIS         )

          On this 17th day of June, 1996, before me personally appeared Jan R. Kniffen, who acknowledged himself to be the Treasurer of THE MAY DEPARTMENT STORES COMPANY, a New York corporation, and that he, as such Treasurer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such Treasurer.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                     /s/ Tina R. Toarmina
                                                  ----------------------------
                                                         Tina R. Toarmina
                                                         Notary Public


[Notarial Seal]

STATE OF MISSOURI         )
                          :        ss.:
CITY OF ST. LOUIS         )

          On this 17th day of June, 1996, before me personally appeared Richard
A. Brickson, who acknowledged himself to be the Secretary of THE MAY DEPARTMENT STORES COMPANY, a Delaware corporation, and that he, as such Secretary, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such Secretary.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                  /s/ Tina R. Toarmina
                                               ---------------------------
                                                      Tina R. Toarmina
                                                        Notary Public


[Notarial Seal]